Exhibit 10.2

bioAffinity Technologies, Inc.

SUBSCRIPTION AGREEMENT

bioAffinity Technologies, Inc.

Attn: Maria Zannes, Chief Executive Officer

22211 West I-10, Suite 1206
San Antonio, Texas 78257

To Whom It May Concern:

You, the undersigned (the “Subscriber”), have been informed that bioAffinity Technologies, Inc., a Delaware corporation (“bioAffinity”), intends to offer (the “Offering”) to issue 564,972 shares of restricted common stock of bioAffinity (the “Restricted Stock”) as partial payment of amounts owed pursuant to that certain Asset Purchase Agreement, dated September 18, 2023, (the “Purchase Agreement”) by and among Precision Pathology Laboratory Services, LLC., a Texas limited liability company and wholly-owned subsidiary of bioAffinity, as buyer (“Buyer”), Village Oaks Pathology Services, P.A., a Texas professional association d/b/a Precision Pathology Services, as seller (“Seller”), and Dr. Roby P. Joyce, M.D. (“Owner”). Pursuant to the Purchase Agreement the Seller has directed that the Restricted Stock to be issued to Seller shall instead be issued to Subscriber, of which the sole owner of Seller is a trustee.

The Offering amount was determined by dividing $1,000,000.00 by the average of the trading day closing prices of bioAffinity common stock listed and traded as “BIAF” on the NASDAQ Capital Market for the 30 days prior to September 15, 2023, rounded to the nearest whole share (the “Offering Amount”); provided, however that, bioAffinity reserves the right to issue more or less than such amount to Subscriber, provided that such change in the Offering is in accordance with the terms and conditions set forth Purchase Agreement and bioAffinity’s certificate of incorporation (as amended and/or restated, the “Certificate”) and bylaws (as amended and/or restated, the “Bylaws,” and together with the Purchase Agreement and Certificate, the “Governing Documents”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1. Subscription. The Subscriber hereby tenders this subscription agreement (this “Subscription Agreement”) as a condition to receiving the Restricted Stock in the amount of the Offering Amount to be issued as part of the Purchase Price under the Purchase Agreement. For the avoidance of doubt, the Restricted Stock subscribed for herein is the Parent Equity to be issued in accordance with the terms, limitations and conditions in the Purchase Agreement, which Parent Equity Seller has directed to be issued to Subscriber.

2. Subscriber’s Acknowledgments and Understandings. The Subscriber hereby acknowledges, understands, and agrees that:

(a) this Subscription Agreement, properly executed, must be received by bioAffinity on or before the date of Closing of the Purchase Agreement (the “Expiration Time”), subject to earlier termination by bioAffinity of the Offering, for any reason or as provided herein and in the Purchase Agreement;

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(b) with respect to the attempt to subscribe for Restricted Stock pursuant to this Subscription Agreement, in the event the Subscriber is not currently an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) bioAffinity’s board of directors or any of its officers, as the case may be, in their sole and absolute discretion, may reject such subscription;

(c) by executing this Subscription Agreement, the Subscriber acknowledges that Subscriber has been furnished with and carefully read the Purchase Agreement, the Certificate and the Bylaws and, subject to acceptance by bioAffinity, accepts, adopts and agrees to be bound by each and every provision contained in the Governing Documents;

(d) notwithstanding certain of bioAffinity’s securities being registered under the Securities Act and actively trading on a public exchange under ticker symbol “BIAF” or “BIAFW,” as the case may be, none of the Restricted Stock have been registered under the Securities Act or any state securities law in reliance on applicable exemptions;

(e) there are substantial restrictions on the Transferability of Restricted Stock by law and under the Governing Documents and bioAffinity has not agreed to comply with any exemption under the Securities Act for the resale of all or any part of Restricted Stock, to register any Restricted Stock or to comply with any provision contained in the Bylaws or otherwise that would permit a transfer, assignment, sale, disposition, hypothecation, pledge or other encumbrance (each, a “Transfer”); therefore, the Restricted Stock acquired and issued pursuant hereto (whether in connection with the Purchase Agreement) may have to be held indefinitely and may not be Transferred, unless and until subsequently registered under the Securities Act and/or applicable state securities law, or unless an exemption from such registration is available, in which case a limitation as to the amount of said securities that could be sold may still exist and unless and until the Subscriber complies with all provisions of the Governing Documents;

(f) in the event bioAffinity determines to accept this subscription, the Subscriber agrees that Subscriber will not Transfer any of Subscriber’s Restricted Stock unless bioAffinity receives an opinion of legal counsel, satisfactory to bioAffinity in its sole and absolute discretion, that the Subscriber’s Restricted Stock can be Transferred without violation of the registration requirements of the Securities Act and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”), and any applicable state securities laws or regulations, or bioAffinity receives evidence, satisfactory to bioAffinity in its sole and absolute discretion, that the Restricted Stock has been validly registered under the Securities Act and any applicable state securities laws, and the Subscriber complies with all provisions of the Governing Documents;

(g) no representation or promise has been made concerning the marketability or value of Restricted Stock;

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(h) no federal or state agency has made any finding or determination as to the fairness of this Offering for investment or made any recommendation or endorsement of the Restricted Stock;

(i) notwithstanding the issuance of any Restricted Stock pursuant to this Subscription Agreement or as consideration under the Purchase Agreement, all Restricted Stock should be treated as an illiquid investment;

(j) bioAffinity, in entering into and performing under this Subscription Agreement, is relying on the accuracy of the representations and warranties contained in this Subscription Agreement (including all exhibits, schedules or other attachments hereto) and the Form W-9 and the information contained therein (the “Tax Form”) delivered by the Subscriber to bioAffinity, all of which the Subscriber represents and warrants to be true, complete and correct as of the date of delivery and will be true and correct in all material respects as of the date and/or dates of the acceptance of this subscription and, as of each such date, do not and will not omit to state any material fact necessary in order to make the statements contained therein not misleading and that bioAffinity is fully entitled to rely upon each and all of the same without further inquiry;

(k) bioAffinity’s financial and other operating history can be found by reviewing the documents made publicly available by the Commission at https://www.sec.gov/edgar/search/#/q=bioaffinity&dateRange=all (the “Detailed Corporate History”) or upon request to bioAffinity, and Subscriber has reviewed all of the Detailed Corporate History to Subscriber’s full satisfaction;

(l) the Restricted Stock are speculative investments which involve a high degree of risk of loss by the Subscriber of Subscriber’s entire investment and that due to the high degree of risk of loss of the Subscriber’s entire investment in bioAffinity, Restricted Stock may only be sold to persons who understand the nature of bioAffinity and for whom the investment is suitable, with suitability being determined by taking into account all facts and circumstances, including the Subscriber’s net worth and income, education, sophistication, experience in investments and investment objectives;

(m) the Restricted Stock has no voting rights except for those expressly provided by the Certificate, Bylaws or governing law (to the extent not modified by the Certificate or the Bylaws);

(n) neither bioAffinity nor any person acting on behalf of bioAffinity offered to sell or otherwise issue Restricted Stock to the Subscriber by means of any form of general or public advertising or solicitation, including without limitation, by means of media advertising or seminars;

(o) the Subscriber may not, at any given time, own in the aggregate more than 19.9% of bioAffinity’s securities, including any publicly traded securities or the Restricted Stock.

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3. Subscriber’s Representations, Warranties and Covenants. Each shareholder, member, partner, beneficiary, trustee, manager, director and officer, as applicable, of the Subscriber represents, warrants and covenants to bioAffinity and each manager, officer, director, employee and agent of bioAffinity that:

(a) the Subscriber is not a nonresident alien or foreign entity;

(b) the Subscriber has received a copy of, carefully read and is familiar with this Subscription Agreement (including the Risk Factors), the Governing Documents and the Detailed Corporate History;

(c) the Subscriber has not, in evaluating the suitability of an investment in bioAffinity, relied upon any representations or other information (whether oral or written) other than as set forth in this Subscription Agreement (including the Risk Factors), Governing Documents or Detailed Corporate History, specifically, the Subscriber acknowledges that Subscriber has not relied on any representation by any person, whether such representation was made directly or indirectly, regarding the amount, percentage or type of profit or loss to be realized, if any, from an investment in Restricted Stock and further that the prior experience of any other person is not in any way a prediction of the results which may be obtained as a result of an investment in Restricted Stock;

(d) the Subscriber has utilized the information in this Subscription Agreement (including the Risk Factors) and the Governing Documents and Detailed Corporate History to the Subscriber’s satisfaction for the purpose of obtaining information concerning bioAffinity, an investment in Restricted Stock and the terms and conditions of the Offering;

(e) the Subscriber has obtained, in the Subscriber’s judgment, sufficient information to evaluate the merits and risks of an investment in bioAffinity, understands the business in which bioAffinity is engaged and has, alone, such knowledge and experience in business and financial matters, that the Subscriber is capable of evaluating the merits and risks of a prospective investment in Restricted Stock;

(f) the Subscriber has been furnished, and continues to have the opportunity to request, any additional information, to the extent possessed or obtainable without unreasonable effort and expense, necessary to evaluate the merits and risks of this proposed investment, and the Subscriber has concluded, based on the information presented to Subscriber, Subscriber’s own understanding of investments of this nature and of this investment in particular, and the advice of such consultants as the Subscriber has deemed appropriate (including Subscriber’s own legal counsel), that the Subscriber wishes to subscribe for the amount of Restricted Stock indicated above;

(g) the Subscriber has had an opportunity to ask questions of and receive answers from bioAffinity, or a person or persons acting on their behalf, concerning the terms and conditions of this investment; no statement or additional information provided to the Subscriber which is contrary to the information contained in this Subscription Agreement has been given, or made by or on behalf of bioAffinity;

(h) the Subscriber realizes that the Subscriber may not be able to liquidate the investment in Restricted Stock in the event of an emergency or to pledge Restricted Stock as collateral for loans;

(i) the Subscriber has been advised to rely on the Subscriber’s own professional accounting, tax, legal and financial advisors with respect to an investment in bioAffinity, tax, stockholder rights and other considerations involved with respect to the acquisition by and issuance to the Subscriber of Restricted Stock and has relied on such advisors;

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(j) under the penalties of perjury, the Subscriber is not subject to the backup withholding provision of Section 3406(a)(1)(c) of the Internal Revenue Code of 1986, as amended (the “Code”);

(k) no person who is treated as an individual under Code §542(a)(2) (determined after taking into account Code §856(h)) Beneficially Owns (as defined below) more than 9.8% by value of the Subscriber (for purposes of this representation, “Beneficially Owns” means ownership by a person who would be treated as an owner of the Subscriber either directly, indirectly, or constructively through the application of Code §544 (as modified by Code §856(h)));

(l) the Subscriber has its principal place of business at the address set forth below, the Subscriber has not been organized for the specific purpose of acquiring Restricted Stock and its governing instruments permit and it is duly qualified, authorized and empowered to execute this Subscription Agreement and the Tax Form, make this investment, and to consummate the transactions contemplated by this Subscription Agreement, that the execution of this Subscription Agreement and the Tax Form has been made by a duly authorized officer, trustee or representative of the Subscriber;

(m) the Subscriber is not required to obtain the consent, approval, authorization, declaration or order of, or to make any filing or registration with, any court or governmental body in connection with the Subscriber’s execution and delivery of, and the performance of Subscriber’s obligations hereunder or thereunder and when countersigned and delivered by bioAffinity, this Subscription Agreement will constitute the valid, binding and enforceable agreement of the Subscriber;

(n) the execution and delivery of and/or adherence to, as applicable, this Subscription Agreement and the Tax Form by or on behalf of the Subscriber, the consummation of the transactions contemplated hereby and the performance of Subscriber’s obligations under this Subscription Agreement will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or any U.S. or non-U.S. permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Subscriber or the Subscriber’s business or properties;

(o) all of the information that the Subscriber has furnished to bioAffinity, or that is set forth herein and in the Tax Form, is correct and complete as of the date hereof and, if there should be any material change in the information prior to the acceptance of this Subscription by bioAffinity, the Subscriber will immediately furnish the revised or corrected information to bioAffinity;

(p) the Subscriber is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(q) the Subscriber understands that: (1) bioAffinity does not intend to register as an investment company under the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”), and (2) the Subscriber will not be afforded the protections provided to investors in registered investment companies under the Investment Company Act;

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(r) the Subscriber is not an account or entity subject to Title I of the Employee Retirement Income Section Act of 1974, as amended (“ERISA”) or Code §4975, and it is not otherwise a “benefit plan investor” (as such term is defined in Section 2510.3-101(f) of the Department of Labor Regulations (as modified by Section 3(42) of ERISA);

(s) neither the Subscriber nor any person for whom the Subscriber is acting as agent or nominee in connection with its investment is a senior foreign political figure or an immediate family member or close associate of a senior foreign political figure, as such terms are defined in the footnotes herein;1

(t) the Subscriber was not formed or reformed (as interpreted under this Investment Company Act) for the specific purpose of making an investment in bioAffinity, and, under the ownership attribution rules promulgated under Section 3(c)(1) of the Investment Company Act, no more than one person will be deemed a beneficial owner of the Subscriber’s Restricted Stock;

(u) the Subscriber can bear the economic risk of losing the Subscriber’s entire investment in Restricted Stock and, consequently, without limiting the generality of the foregoing, Subscriber is able to hold Restricted Stock for an indefinite period and has sufficient net worth to sustain a loss of Subscriber’s entire investment in bioAffinity in the event of such loss should occur;

(v) the Subscriber’s financial capacity is such that the total cost of Subscriber’s investment in Restricted Stock is not material when compared to Subscriber’s total financial capacity;

(w) the Subscriber has adequate means of providing for the Subscriber’s current needs and personal contingencies and has no need for liquidity in the Subscriber’s investment in Restricted Stock;

(x) the Subscriber has substantial experience in making investment decisions of this type;

(y) the Restricted Stock for which the Subscriber hereby subscribes is being acquired solely for the Subscriber’s own account for investment, and is not being purchased with a view to or for resale, distribution, other Transfer, subdivision or fractionalization thereof; the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for resale, distribution, other Transfer, subdivision or fractionalization of Restricted Stock; and bioAffinity will have no obligation to recognize the ownership, beneficial or otherwise, of such Restricted Stock by anyone other than the Subscriber;

1 Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(z) the Subscriber is purchasing Restricted Stock solely for the account of the Subscriber and, in making such purchase, is not acting in concert with any other person, including but not limited to other stockholders of bioAffinity or other purchasers of Restricted Stock in this Offering or any other offering;

(aa) the Subscriber understands that the Restricted Shares may be notated with one or all of the following legends:

(i) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933,” or

(ii) any legend required by the securities laws of any state to the extent such laws are applicable to the Restricted Stock represented by the certificate, instrument, or book entry so legended;

(bb) the Subscriber has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event (“Disqualifying Event”) that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of bioAffinity’s use of the Rule 506 exemption. The Subscriber will immediately notify the General Partner in writing if the Subscriber becomes subject to a Disqualifying Event at any date after the date hereof. In the event that the Subscriber becomes subject to a Disqualifying Event at any date after the date hereof, the Subscriber agrees and covenants to use its best efforts to coordinate with the bioAffinity (i) to provide documentation as reasonably requested by bioAffinity related to any such Disqualifying Event and (ii) to implement a remedy to address the Subscriber’s changed circumstances such that the changed circumstances will not affect in any way bioAffinity’s or its affiliates’ ongoing and/or future reliance on the Rule 506 exemption under the Securities Act. The Subscriber acknowledges that, at the discretion of the bioAffinity, such remedies may include, without limitation, the waiver of all or a portion of the Subscriber’s voting power in bioAffinity (if any) and/or the Subscriber’s cessation of being a stockholder (including all rights, benefits and privileges associated therewith) of bioAffinity through the Transfer of Subscriber’s Restricted Stock and other interests (if any) in bioAffinity. The Subscriber also acknowledges that bioAffinity may periodically request assurance that the Subscriber has not become subject to a Disqualifying Event at any date after the date hereof, and the Subscriber further acknowledges and agrees that the General Partner shall understand and deem the failure by the Subscriber to respond in writing to such requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 3(bb);

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(cc) the Subscriber hereby represents and warrants to bioAffinity that the Subscriber is not a “banking entity” as such term is defined under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”) or qualifies for an exclusion, an exemption and/or other relief under the Volcker Rule with respect to the ownership of interests in bioAffinity, based on the currently available published regulatory guidance, including the joint notice of final rulemaking issued on December 10, 2013 with respect to the Volcker Rule;

(dd) the Subscriber will not, at any given time, purchase, seek the Transfer of, or otherwise own in the aggregate more than 19.9% of bioAffinity’s securities, including any publicly traded securities or the Restricted Stock;

(ee) on the date of the execution of this Agreement the only bioAffinity securities owned by Subscriber are an aggregate of 25, 921 shares of bioAffinity common stock and warrants to purchase an additional 30, 611 shares of bioAffinity common stock; and

(ff) the Subscriber acknowledges that bioAffinity seeks to comply with all applicable anti-money laundering, economic sanctions, anti-bribery and anti-boycott laws and regulations. In furtherance of these efforts, the Subscriber represents, warrants and agrees that: (1) the Subscriber is not the target of economic or financial sanctions imposed, administered, or enforced by the United States government, including the U.S. Department of the Treasury Office of Foreign Assets Control (collectively, “Sanctions,” and any person the subject of such Sanctions or majority-owned or controlled by a person the subject of such Sanctions a “Sanctioned Person”) (2) to the Subscriber’s actual knowledge, no commitment, contribution or payment to bioAffinity by the Subscriber and no distribution to the Subscriber shall cause bioAffinity to be in violation of any applicable U.S. federal or state or non-U.S. laws or regulations, including anti-money laundering, Sanctions, anti-bribery or anti-boycott laws or regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the Foreign Corrupt Practices Act, (3) all capital contributions or payments to bioAffinity by the Subscriber will be made through an account located in a jurisdiction that does not appear on the list of boycotting countries published by the U.S. Department of Treasury pursuant to Code §999(a)(3), as in effect at the time of such contribution or payment, (4) neither the Subscriber nor any persons acting for or on behalf of the Subscriber are or have engaged, or will engage, or are owned or controlled by any party that is or has engaged, or will engage, in activities that could result in being designated a Sanctioned Person or on any list of restricted parties maintained by the U.S. federal government and (5) the Subscriber otherwise will not engage in any business or other activities that could cause bioAffinity to be in violation of applicable anti-money laundering, Sanctions, anti-bribery or anti-boycott laws or regulations. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Governing Documents, to the extent required under any anti-money laundering, Sanctions, anti-bribery or anti-boycott law or regulation, bioAffinity may prohibit additional capital contributions, restrict distributions or take any other action required by such law or regulation with respect to the Subscriber’s Restricted Stock, and the Subscriber shall have no claim, and shall not pursue any claim, against bioAffinity in connection therewith; provided, however, that bioAffinity shall not take any of the foregoing remedial measures without first notifying the Subscriber of its intent to do so and providing the Subscriber with a reasonable opportunity to demonstrate to bioAffinity that such remedial action is not required by law.

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4. Terms of Subscription.

(a) This Subscription Agreement, properly completed and executed, as well as the payment or other consideration tendered for Restricted Stock, must be delivered to bioAffinity at the address set forth above and received by bioAffinity in accordance with Section 2(a) of this Agreement or as otherwise specified in the Purchase Agreement.

(b) This Subscription Agreement will (i) be held by bioAffinity for the benefit of the Subscriber and (ii) be and remain the sole property of the Subscriber.

(c) Subject to the provisions of Section 2(a) of this Agreement, the Subscriber’s right to participate in the Offering will terminate at the Expiration Time.

(d) bioAffinity reserves the right at any time prior to the Expiration Time to terminate the Offering for any reason. In the event bioAffinity terminates the Offering, the Offering will expire. Thereafter, bioAffinity will cause the subscription funds, plus any profits or interest earned or accruing thereon, to be returned promptly.

(e) If this Subscription Agreement is rejected, in whole or in part, by written notice from bioAffinity to the Subscriber, bioAffinity will cause the subscription funds attributable to that portion of the rejected subscription, plus any profits or interest earned or accruing thereon, to be returned promptly to the Subscriber. bioAffinity shall retain any profits or interest earned or accruing from the investment of subscription funds attributable to accepted subscriptions.

5. Closing of Transaction; Withdrawal of Offering.

(a) If, and when, this subscription has been received, and if the other conditions precedent to a closing of the sale of Restricted Stock have been satisfied, a closing of the subscription will be held (a “Subscription Closing”). At such Subscription Closing, this subscription, subject to the terms and conditions associated with this Subscription Agreement, will be accepted, and the Certificate and Bylaws shall become binding upon the Subscriber, which together with this Subscription Agreement shall be a valid and binding agreement or instrument, as applicable, enforceable against the Subscriber in accordance with their terms.

(b) The Subscriber hereby agrees, upon the Subscription Closing pursuant to this Subscription Agreement, (i) to become a stockholder of Restricted Stock in bioAffinity on the terms of the Certificate and Bylaws, as applicable, as each may be modified, supplemented amended or restated from time to time in accordance with their terms, and (ii) to adhere to, comply with, be bound by and receive the benefits of the terms of the Certificate and Bylaws (which terms are hereby incorporated herein by reference). bioAffinity’s acceptance of this Subscription Agreement shall bind the Subscriber to the terms of the Certificate and Bylaws and as a stockholder of Restricted Stock and, as a result of such acceptance, the Subscriber shall automatically be stockholder of Restricted Stock and shall have all the rights of, and shall comply with all of the obligations of, a stockholder as set out in the Certificate and Bylaws.

(c) Anything in this Subscription Agreement to the contrary notwithstanding, this Offering may be withdrawn by bioAffinity at any time.

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6. Indemnification. The Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties contained herein, and agrees to defend (using counsel of bioAffinity’s choosing in its sole and absolute discretion), indemnify and hold harmless bioAffinity and its officers, directors, agents (including attorneys) and employees from and against any and all actions, claims, settlements, judgments, demands, liens, losses, damages, fines, penalties, interest, costs, expenses (including, without limitation, expenses attributable to the defense of any actions or claims), attorneys’ fees and liabilities due to, or arising out of, any breach, inaccuracy or misrepresentation of any representation, warranty, agreement or covenant of the Subscriber contained herein.

7. Assignment. The Subscriber may not Transfer this Subscription Agreement (including any signature pages, exhibits, schedules or other attachments hereto), or any interest in this Subscription Agreement, nor delegate or otherwise assign or transfer any of Subscriber’s obligations or performance, under this Subscription Agreement (including any signature pages, exhibits, schedules or other attachments hereto), whether voluntarily, involuntarily, by operation of law or otherwise, without bioAffinity’s prior written and signed consent. bioAffinity may Transfer this Subscription Agreement (including any signature pages, exhibits, schedules or other attachments hereto) or any of bioAffinity’s rights, duties, obligations or performance under this Subscription Agreement (including any signature pages, exhibits, schedules or other attachments hereto), in whole or in part, (a) to any of its respective affiliates or (b) in the case of any merger, consolidation or reorganization (regardless of whether bioAffinity is a surviving or disappearing entity) or sale or other Transfer of bioAffinity’s assets, to the successor in a merger, consolidation or reorganization of bioAffinity or to any entity that acquires all or substantially all of bioAffinity’s assets. Any purported Transfer or delegation in violation of this Section 7 shall be null and void. No Transfer or delegation shall relieve Subscriber of any of Subscriber’s obligations hereunder unless expressly agreed to in a signed writing by bioAffinity.

8. Revocation. The Subscriber may not cancel, terminate or revoke this Subscription Agreement, or any agreement made by the Subscriber under or in connection herewith. The Subscriber understands and agrees that this Subscription Agreement will survive the death, incapacity or disability of the Subscriber, except as provided in Section 9.

9. Termination of Subscription Agreement. If each of the representations and warranties of the Subscriber contained herein are not true prior to the purchase of any of the Restricted Stock by the Subscriber, and written notice of that fact has been given to bioAffinity, then and in any of such events, in bioAffinity’s sole discretion, this Subscription Agreement shall be null and void and of no further force or effect. In such event, neither party shall have any rights against the other party hereunder this Subscription will be canceled, and the Subscriber will be paid the Subscriber’s proportion of the subscription funds, plus any profits or interests earned or accrued thereon.

10. Survival; Further Assurances. Notwithstanding anything herein to the contrary, all representations, warranties, covenants and indemnities contained in this Subscription Agreement shall survive (a) the acceptance or rejection of the subscription by bioAffinity, and (b) the death, incapacity or disability of the Subscriber. The Subscriber agrees to provide such further assurances and to execute or re-execute such documents that may be required for bioAffinity to sustain the exemption from registration of its securities offered hereby under applicable federal and state laws and to effect the subscription hereby made.

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11. Notice. All notices and communications relating to this Subscription Agreement must be in writing and will be deemed to have been received when delivered (i) by email (with read receipt requested) on the date sent if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, (ii) personally (with written confirmation of receipt) on the date received, (iii) by overnight delivery service by a nationally recognized overnight courier with return receipt requested on the date received or (iv) by first class prepaid mail with return receipt requested on the third day after the date mailed. Such notices and communications shall be sent to (a) in the case of bioAffinity, its address as first set forth above or to mz@bioaffinitytech.com, as applicable, and (b) in the case of Subscriber, to 1092 Madeline Street, New Braunfels, TX 78132 or to rjoyce@precisionpath.us, as applicable. Either party may change the mailing and email address(es) or addressee(s) for notice or communication upon written notice to the other party. Any notice or communication will be effective upon receipt by the other party to which such notice is addressed.

12. Entire Agreement. This Subscription Agreement (together with all signature pages, exhibits, schedules or other attachments hereto) constitutes the entire agreement between the parties with respect to its subject matter, superseding all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, between the parties pertaining to such subject matter. Each party hereby acknowledges that it has not been induced to enter into this Subscription Agreement by virtue of, and is not relying on, any representations made by the other party not included herein, any term sheets or other correspondence preceding the execution of this Subscription Agreement, or any prior course of dealing between the parties..

13. Governing Law. In all respects this Subscription Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to any conflict of laws principles that would result in the application of the law of any other jurisdiction.

14. Jurisdiction and Exclusive Venue. Any legal suit, action, or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the City of Wilmington and County of New Castle, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice, or other document by certified mail in accordance with Section 11 shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

15. No Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set out in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Subscription Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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16. Severability. If any term, provision or part of this Subscription Agreement is to any extent held invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Subscription Agreement will not be impaired or affected thereby, and each term, provision and part will continue in full force and effect and will be valid and enforceable to the fullest extent permitted by applicable law.

17. Construction. To the fullest extent permitted by law, the parties hereto intend that any ambiguities shall be resolved without reference to which party may have drafted this Subscription Agreement. The headings of Articles, Sections and subsections in this Subscription Agreement are provided for convenience only and shall not affect the construction or interpretation hereof. Unless the context otherwise requires: (a) a term has the meaning assigned to it and any defined term used in one tense or case (including using nouns as verbs and vice versa) shall include all other appropriate tenses or cases; (b) “or” is not exclusive; (c) words in the singular include the plural, and words in the plural include the singular; (d) provisions apply to successive events and transactions; (e) the words “herein,” “hereof” and other words of similar import refer to this Subscription Agreement as a whole and not to any particular Article, Section, subsection, paragraph, subparagraph, clause or other subdivision; (f) all references herein to Exhibits, Articles, Sections, subsections, paragraphs, subparagraphs, clauses, schedules and attachments shall be deemed to be references to Exhibits, Articles, Sections, subsections, paragraphs, subparagraphs, clauses, schedules and attachments of this Subscription Agreement unless the context shall otherwise require; (g) any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms; (h) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (i) the word “extent” in the phrase ‘‘to the extent” or “to the fullest extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) references to “$” or “dollars” shall mean United States dollars; (k) unless otherwise expressly provided herein, any agreement, instrument, statute or regulation defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or regulation as from time to time amended, restated, waived or otherwise modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes or regulations and references to all attachments thereto and instruments incorporated therein; (l) the word “federal” shall be deemed to be preceded by the words “United States” or “U.S.” (to the extent not actually preceded by such words); and (m) the word “foreign” shall mean non-United States..

18. Counterparts. This Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original copy of this Subscription Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. This Subscription Agreement may be signed by electronic signature, including any portable document format (“PDF”) or any electronic signature complying with the U.S. federal E-SIGN Act of 2000 (e.g., www.docusign.com), and delivery of an executed counterpart of a signature page to this Subscription Agreement by facsimile, electronic mail in PDF or other means of electronic transmission is deemed to have the same binding legal effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement to be effective as of September 18, 2023.

SUBSCRIBER:

/s/ Roby P. Joyce, M.D., as trustee
Roby P. Joyce, M.D., as trustee of THE JOYCE LIVING TRUST, dated March 19, 2013

Subscriber’s Tax Identification No.:___________________________

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ACCEPTANCE BY BIOAFFINITY

By its execution and delivery of this bioAffinity Acceptance Page, bioAffinity hereby accepts the Subscriber’s Subscription Agreement on the terms set forth in the Subscription Agreement for the Offering Amount of Restricted Stock, and by such acceptance the Subscriber shall become a stockholder of bioAffinity, which Restricted Stock shall be bound by the terms and conditions of the Certificate, the Bylaws and the Subscription Agreement. For the avoidance of doubt, if and when this bioAffinity Acceptance Page is executed, it shall be deemed to be part of an incorporated in the Subscription Agreement and Sections 6 through 18 of the Subscription Agreement shall apply to this bioAffinity Acceptance Page. Capitalized terms used and not defined on this Acceptance Page shall have the meanings set forth in the Subscription Agreement.

Date of Delivery September 18, 2023

bioAFFINITY TECHNOLOGIES, INC.:

By:	/s/ Maria Zannes
Maria Zannes, President and Chief Executive Officer

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EXHIBIT “A”

CERTAIN RISK FACTORS

Any investment in bioAffinity will be subject to numerous risk factors. Any person making an investment in bioAffinity will need to be prepared to hold the Restricted Stock for an indefinite period. If bioAffinity is not successful, each of the investors could lose their entire investment.

Please closely review all risk factors presented in the Detailed Corporate History, as all such risk factors apply to the Restricted Stock and an investment therein.

No Market for Restricted Stock. There will be no public market for the Restricted Stock, including any issued or sold in the Offering, and it is highly unlikely that such a market will exist in the future. The Restricted Stock has not been registered under the Securities Act, or any state securities law, in reliance on applicable exemptions. No representation or promise has been made concerning the marketability or value of the Interests.

Restrictions on Transferability of Restricted Stock. There are substantial restrictions on the Transferability of Restricted Stock by law and by bioAffinity. Therefore, the Restricted Stock may have to be held indefinitely and may not be Transferred, unless and until subsequently registered under the Securities Act and/or applicable state securities law, or unless an exemption from such registration is available, in which case a limitation as to the amount of said securities that could be sold may still exist and unless and until the Subscriber complies with all provisions of the Governing Documents.

Subscriber’s purchase of Restricted Stock is a long-term and illiquid investment. An investment in the Restricted Stock offered by bioAffinity may be long-term and illiquid. The offer and sale of the Restricted Stock will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration. The Subscriber is being required to represent in writing that Subscriber is purchasing the Restricted Stock for Subscriber’s own account, for long-term investment, and not with a view towards resale, distribution, other Transfer, subdivision or fractionalization thereof. Accordingly, Subscriber must be willing and able to bear the economic risk of Subscriber’s investment for an indefinite period. It is likely that Subscriber will not be able to liquidate Subscriber’s investment, even in the event of a personal financial emergency.

Tax implications to Subscriber’s decision to purchase the Restricted Stock. bioAffinity will be classified as a corporation for U.S. federal income tax purposes. The income tax consequences of an investment in bioAffinity may be complex and may not be the same for all taxpayers. ACCORDINGLY, EACH POTENTIAL INVESTOR, INCLUDING THE SUBSCRIBER, MUST DEPEND SOLELY UPON THE ADVICE OF ITS OWN PROFESSIONAL ADVISORS WITH RESPECT TO ITS INVESTMENT IN BIOAFFINITY AND THE POTENTIAL TAX CONSEQUENCES THEREOF.

Additional risks and uncertainties are not presently known. In addition to the risks specifically identified in these Risk Factors, bioAffinity may face additional risks and uncertainties not presently known to bioAffinity or its board of directors, or that bioAffinity and its board of directors currently deem immaterial but which may later impair bioAffinity’s business, results of operations and financial condition.

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